UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2015

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 15, 2015, John G. Sznewajs was elected to the Boards of Directors (“Boards”) of CMS Energy Corporation (“CMS Energy”) and its principal subsidiary, Consumers Energy Company (“Consumers Energy”). Sznewajs has been appointed to serve on the Audit and Finance Committees of the Boards.

Prior to his election, and pursuant to CMS Energy’s and Consumers Energy’s Amended and Restated Bylaws, each of the Boards increased its authorized membership from eleven to twelve members.

Sznewajs has served since 2007 as the vice president, treasurer and chief financial officer of Masco Corporation, which operates as a global leader in the design, manufacture and distribution of branded building products.

Sznewajs has no prior relationships with CMS Energy or Consumers Energy and there are no arrangements or understandings between Sznewajs and CMS Energy or Consumers Energy pursuant to which Sznewajs was elected as a director.

In connection with his election to the Boards, Sznewajs will enter into Director Indemnification Agreements with CMS Energy and Consumers Energy, effective July 15, 2015.  In connection with his election to the CMS Energy Board, on July 15, 2015, Sznewajs will receive a restricted stock grant, in a pro-rata amount of the annual restricted stock grant provided to non-employee directors in accordance with the CMS Energy Performance Incentive Stock Plan, which description is incorporated herein by reference.  Going forward, Sznewajs will be compensated as described in the proxy statement for CMS Energy’s Annual Meeting of Shareholders held on May 1, 2015, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 CMS Energy News Release dated July 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: July 15, 2015	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President and
Corporate Secretary

CONSUMERS ENERGY COMPANY

Dated: July 15, 2015	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President and
Corporate Secretary

Exhibit Index

99.1 CMS Energy News Release dated July 15, 2015